Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No 333-75897) pertaining to the Company’s 1999 Long-Term Incentive Plan
(2)	Registration Statement (Form S-3 No 333-129743) pertaining to the registration of 11,000,000 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan Registration Statement
(3)	Registration Statement (Form S-8 No 333-160180) pertaining to the Company’s 1999 Long-Term Incentive Plan
(4)	Registration Statement (Form S-3 No 333-167270) pertaining to the registration of 3,882,187 shares of Common Stock
(5)	Registration Statement (Form S-3 No 333-180553) pertaining to the registration of 2,569,606 shares of Common Stock
(6)	Registration Statement (Form S-3 No 333-183510) pertaining to the registration of 1,802,239 shares of Common Stock
(7)	Registration Statement (Form S-8 No 333-201192) pertaining to the Company’s 1999 Long-Term Incentive Plan
(8)	Registration Statement (Form S-3 No 333-212727) pertaining to the registration of 16,137,973 shares of Common Stock
(9)	Shelf Registration Statement (Form S-3 ASR No 333-217491), pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees of Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units
(10)	Shelf Registration Statement (Form S-3 ASR No 333-236846) pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees of Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units

of our report dated February 18, 2021, with respect to the consolidated financial statements and schedule of United Dominion Realty, L.P. included in this Annual Report (Form 10-K) of United Dominion Realty, L.P. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Denver, Colorado
February 18, 2021